EXHIBIT 3.1.3
                                                                F I L E D
                                                               MAR 10 1989
                                                               JANE BURGIO
                                                             Secretary of State
                                                                 0527167

                           CERTIFICATE OF AMENDMENT TO

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                           TRANS-ATLANTIC VIDEO, INC.


To:      THE SECRETARY OF STATE             FEDERAL EMPLOYER
         STATE OF NEW JERSEY                IDENTIFICATION NO. 22-2748019

     Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3),

Corporations, General, of the New Jersey statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of

Incorporation:


     1. The name of the corporation is TRANS-ATLANT1C VIDEO, INC.

     2. The following amendment to the Certificate of Incorporation was approved by the Board of Directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of February, 1989:

          RESOLVED, that Article 5 of the Certificate of Incorporation of the corporation be amended to read in its entirety as follows:

               The terms of office of each Director shall be for three (3) years and thereafter until his successor has been elected. Each Director shall be elected in accordance with a specific term of office and his qualification of his or her position as Director. The Board of Directors shall be divided into three classes with the initial term of each class being as follows:


                                   0100293639

               Class 1 expiring at the annual meeting of stockholders in 1991;

               Class 2 expiring at the annual meeting of stockholders in 1990;

               Class 3 expiring at the annual meeting of stockholders in 1989.

     3. The number of shares outstanding at the time of the adoption of the amendment was 3,150,000. The total number of shares entitled to vote thereon was

3,150,000.

     4. The number of shares voting for and against such amendments is as follows:



       Number of Shares                              Number of Shares
   Voting for Amendments                       Voting Against Amendments
   ---------------------                       -------------------------
         3,150,000                                         0

     Dated March 6, 1989.


                                            TRANS-ATLANTIC VIDEO, INC.


                                            By  /s/ Jeffrey I. Schillen
                                                ------------------------
                                                JEFFREY I. SCHILLEN, President









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